UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant [    ]

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[X]	Definitive Proxy Statement
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[ ]	Soliciting Material Under Rule 14a-12

GI DYNAMICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 annual meeting of stockholders of GI Dynamics, Inc. to be held on Monday, May 23, 2016 at 9:00 a.m., Australian Eastern Standard Time (which is 7:00 p.m. on Sunday, May 22, 2016 U.S. Eastern Daylight Time) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000, Australia.

Details regarding the meeting, the business to be conducted at the meeting, and information about GI Dynamics, Inc. that you should consider when you vote your shares are described in this proxy statement.

All stockholders and holders of our CHESS Depositary Interests (“CDIs”) are invited to attend the annual meeting in person and we hope you will be able to attend the annual meeting. Whether or not you expect to attend the annual meeting, you are urged to submit your proxy card or CDI Voting Instruction Form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the annual meeting in accordance with your instructions. Internet voting is available. When you have finished reading the proxy statement, we encourage you to vote promptly. You may vote your shares (or direct CHESS Depositary Nominees Pty Ltd (“CDN”) to vote if you hold your shares in the form of CDIs) by following the instructions on the enclosed proxy card or the CDI Voting Instruction Form. Internet voting is available as described in the enclosed materials.

Thank you for your continued support of GI Dynamics, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Scott Schorer

President and Chief Executive Officer

GI DYNAMICS, INC.

25 Hartwell Avenue

Lexington, Massachusetts 02421, U.S.A.

April 29, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of GI Dynamics, Inc. (the “Company”) will be held on Monday, May 23, 2016 at 9:00 a.m., Australian Eastern Standard Time (which is 7:00 p.m. on Sunday, May 22, 2016 U.S. Eastern Daylight Time) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000, Australia for the following purposes:

1.	To elect the two Class II directors named in the accompanying proxy statement to serve three-year terms expiring in 2019;

2.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

Our board of directors recommends a vote “FOR” Proposals 1 and 2, except for Timothy J. Barberich (with respect to Proposal 1 only) and Graham J. Bradley (with respect to Proposal 1 only), who abstain from making a recommendation with respect to the specified Proposal due to their personal interest in that Proposal.

You are entitled to vote at the Annual Meeting only if you were a GI Dynamics, Inc. stockholder on the Record Date of 4:30 p.m. on April 11, 2016 Australia Eastern Standard Time (which is 2:30 a.m. on April 11, 2016 U.S. Eastern Daylight Time). This means that owners of common stock as of that date are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Record holders of CHESS Depositary Interests (“CDIs”), as of the close of business on the Record Date, are entitled to receive notice of and to attend the Annual Meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”), to vote the shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the Annual Meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A.

The proxy statement that accompanies and forms part of this Notice of Annual Meeting provides information in relation to each of the matters to be considered. This Notice of Annual Meeting and the proxy statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor, or other professional adviser prior to voting.

All stockholders and holders of our CDIs are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to submit your proxy card or CDI Voting Instruction Form as soon as possible so that your shares (or the shares underlying your CDIs) can be voted at the Annual Meeting in accordance with your instructions. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert Solomon

Vice President, Finance, Treasurer and Secretary

i

GI DYNAMICS, INC.

25 Hartwell Avenue

Lexington, Massachusetts 02421, U.S.A.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2016

(AUSTRALIAN EASTERN STANDARD TIME)

This proxy statement, along with the accompanying notice of 2016 Annual Meeting of Stockholders, contains information about the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of GI Dynamics, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Monday, May 23, 2016 at 9:00 a.m., Australian Eastern Standard Time (which is 7:00 p.m. on Sunday, May 22, 2016 U.S. Eastern Daylight Time) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000, Australia.

In this proxy statement, we refer to GI Dynamics, Inc. as “GI Dynamics,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.

Except where otherwise indicated, all common share and per common share information in this proxy statement has been adjusted to reflect a reverse stock split of our common stock that was effected on April 9, 2015 in which each 10 outstanding shares of our common stock were converted into 1 share of our common stock. As a result of this split, each outstanding share of common stock represents 50 CDIs.

On or about April 29, 2016, we began sending this proxy statement, the attached Notice of 2016 Annual Meeting of Stockholders, proxy card, CDI Voting Instruction Form and Annual Report, which includes our financial statements for the fiscal year ended December 31, 2015 (“Annual Report”) to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT: To ensure that your shares are represented at the Annual Meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the Annual Meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.linkmarketservices.com.au and may not vote in person.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The board of directors of GI Dynamics is soliciting your proxy to vote at the Annual Meeting to be held on Monday, May 23, 2016 at 9:00 a.m., Australian Eastern Standard Time (which is 7:00 p.m. on Sunday, May 22, 2016 U.S. Eastern Daylight Time) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000, Australia and any adjournments of the Annual Meeting. The proxy statement along with the accompanying Notice of 2016 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

The Annual Meeting is our fifth annual meeting of stockholders as a publicly listed company. In September 2011, we completed our initial public offering and listed on the Australian Securities Exchange (“ASX”). If you held shares of our common stock at 4:30 p.m. on April 11, 2016 Australian Eastern Standard Time (which is 2:30 a.m. on April 11, 2016 U.S. Eastern Daylight Time) (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described in this proxy statement. Those persons holding CDIs are entitled to receive notice of and to attend the Annual Meeting and may instruct CDN to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au.

We have sent you this proxy statement, the Notice of 2016 Annual Meeting of Stockholders, the proxy card, CDI Voting Instruction Form and a copy of our Annual Report because you owned shares of GI Dynamics, Inc.’s common stock or CDIs on the Record Date. The Company intends to commence distribution of the proxy materials to stockholders on or about April 29, 2016.

Who Can Vote?

If you were a holder of GI Dynamics common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of 4:30 p.m. on April 11, 2016 Australian Eastern Standard Time (which is 2:30 a.m. on April 11, 2016 U.S. Eastern Daylight Time), the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 9,510,557 shares of our common stock outstanding and entitled to vote (equivalent to 475,527,850 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Our common stock is our only class of voting stock. Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one vote for every fifty (50) CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

You do not need to attend the Annual Meeting to vote your shares (or shares underlying your CDIs). Shares represented by valid proxies or, for CDI holders, by valid CDI Voting Instruction Forms, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

What does it mean to be a “stockholder of record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to GI Dynamics or to vote in person at the Annual Meeting. If you received printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet, as described below under the heading “How Do I Vote My Shares of GI Dynamics Common Stock?” Holders of CDIs are entitled to receive notice of and to attend the Annual Meeting and may direct CDN to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au.

What does it mean to beneficially own shares in “street name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy or by Internet, as described below under the heading “How Do I Vote My Shares of GI Dynamics Common Stock?”

How Do I Vote My Shares of GI Dynamics Common Stock?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for or withheld for each nominee for director. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board’s recommendations as noted below.

•	In person at the Annual Meeting. If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 9:00 a.m. on May 21, 2016 Australian Eastern Standard Time (which is 7:00 p.m. on May 20, 2016 U.S. Eastern Daylight Time).

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Do I Vote If I Hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every fifty (50) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Annual Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Annual Meeting by voting online at www.linkmarketservices.com.au, or by returning the CDI Voting Instruction Form to Link Market Services Limited, the agent we designated for the collection and processing of voting instructions from our CDI holders, so that it is received by Link Market Services Limited no later than 9:00 a.m. on May 20, 2016 Australian Eastern Standard Time (which is 7:00 p.m. on May 19, 2016 U.S. Eastern Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Annual Meeting:

•	informing GI Dynamics that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the Annual Meeting, or

•	converting their CDIs into a holding of shares of GI Dynamics common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on the ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the Record Date for the Annual Meeting.

If you hold a number of CDIs not exactly divisible by 50, then in respect to any fractional entitlement to a share represented by the balance of these CDIs, as the Company does not issue fractional shares or recognize fractional votes, you will not have any right to vote at any meetings of the Company in respect of the fractional entitlement to underlying shares of common stock such CDIs represent.

As holders of CDIs will not appear on GI Dynamics’ share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors (with Timothy J. Barberich abstaining from making a recommendation on Proposal 1, and Graham J. Bradley abstaining from making a recommendation on Proposal 1, due to their respective personal interests in that proposal) recommends that you vote as follows:

•	“FOR” the election of each of the Class II directors named in this proxy statement to hold office for a term of three years.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change My Vote or Revoke My Proxy?

If you are a stockholder of record and give us your proxy, you may change your vote or revoke your proxy at any time before the Annual Meeting in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet as instructed above;

•	by notifying our corporate secretary in writing at GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A., Attention: Corporate Secretary before the Annual Meeting that you have revoked your proxy; or

•	by attending the Annual Meeting in person, revoking your proxy and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card, is the one that will be counted.

If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Link Market Services Limited a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent which notice must be received by Link Market Services no later than 9:00 a.m. on May 20, 2016 Australian Eastern Standard Time (which is 7:00 p.m. on May 19, 2016 U.S. Eastern Daylight Time).

What if I Receive More Than One Set of Proxy Materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for each account.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote My Shares of GI Dynamics Common Stock?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on that proposal on your behalf.

The Vote Required to Approve Proposal 1 and How Votes are Counted is set out below.

Proposal 1: Elect Directors	The nominees for director who receive the most “FOR” votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. A vote to abstain will not count as a vote cast “FOR” or “AGAINST” a director nominee, and abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Other members of management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. In accordance with the requirements of ASX Listing Rule 3.13.2, we will disclose to ASX the voting results of the Annual Meeting immediately after the meeting. We will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of one-third of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Could Other Matters Be Decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

How Do I Attend the Annual Meeting?

We are pleased to offer two options for our Annual Meeting: (1) participating in a teleconference or (2) attending in person. The Annual Meeting and the associated presentation materials may be accessed through the ‘Investors’ section of our website at www.gidynamics.com. A replay of the Annual Meeting will be available on our website after the meeting.

Admission to the Annual Meeting in person is limited to our stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To register to attend the Annual Meeting, please contact our Investor Relations as follows:

•	by email at investor@gidynamics.com;

•	by phone at +1 781-357-3250 in the U.S or at +61 2 9325 9046 in Australia;

•	by fax to +1 781-357-3301; or

•	by mail to Investor Relations at 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the meeting;

•	if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•	proof that you own GI Dynamics stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage or other account statement; or, a photocopy of a holding statement); and

•	the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

You need not attend the Annual Meeting in order to vote.

What are the Implications of Being an “Emerging Growth Company”?

As a company with less than $1.0 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission, or the SEC, or if we issue more than $1.0 billion of non-convertible debt over a three-year-period.

Notwithstanding the above, we are, however, still subject to the disclosure and other obligations set out in the ASX Listing Rules.

PROPOSAL 1 – ELECTION OF CLASS II DIRECTORS

Our Certificate of Incorporation and Bylaws provide that the maximum number of directors is ten (10) and that this maximum may only be changed by majority vote of the board of directors. Our board is divided into three classes with staggered three-year terms. One class of directors is elected at each annual meeting of stockholders to serve for a three-year term, and those directors will hold office until their successors have been duly elected and qualified. Our board of directors currently consists of six (6) members, classified into three classes as follows: (1) Anne J. Keating and Michael A. Carusi constitute a class with a term ending at the annual meeting of stockholders to be held in 2018 (“Class I Directors”); (2) Timothy J. Barberich and Graham J. Bradley constitute a class with a term ending at this Annual Meeting (“Class II Directors”); and (3) Jack E. Meyer and Daniel J. Moore constitute a class with a term ending at the annual meeting of stockholders to be held in 2017 (“Class III Directors”).

On March 21, 2016, our board of directors voted to nominate Timothy J. Barberich and Graham J. Bradley (“Class II Nominees”) for re-election as Class II Directors of the Company at the Annual Meeting for a term of three years to serve until the annual meeting of stockholders to be held in 2019, and until their respective successors have been duly elected and qualified.

Vote Required and Board of Directors Recommendation

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class II directors.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Class II Directors of Timothy J. Barberich and Graham J. Bradley. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY J. BARBERICH AND GRAHAM J. BRADLEY AS CLASS II DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Overview

Our Company was incorporated on March 24, 2003 as a Delaware corporation, with operations based in Lexington, Massachusetts. In September 2011, the Company completed an initial public offering of its CDIs (and underlying shares of common stock) pursuant to a prospectus prepared in accordance with the requirements of Chapter 6D of the Australian Corporations Act 2001 (Cth) (“Corporations Act”) and filed with the Australian Securities and Investments Commission. Concurrently with the initial public offering, the Company completed a private placement with certain investors. Our shares of common stock trade on ASX in the form of CDIs. Our CDIs, each currently representing one-fiftieth of one share of our common stock, have been listed on ASX under the trading symbol “GID” since September 7, 2011. Prior to such time there was no public market for our securities.

Board of Directors

The board is responsible for the overall corporate governance of the Company. Issues of substance affecting the Company are considered by the full board, with advice from external advisers as required. Each director must bring an independent view and judgment to the board and must declare all conflicts of interest. Any issue concerning a director must be provided to the board at a board meeting as soon as practicable, and directors may not participate in discussions or resolutions pertaining to any matter in which the director has a material personal interest.

The board’s role in risk oversight includes receiving reports from senior management and the audit committee on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities. The reports detail the effectiveness of the risk management program and identify and address material business risks such as technological, strategic, business, operational, financial, human resources and legal/regulatory risks. The board and its committees (described below) consider these reports, discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks.

The responsibilities of the board are set down in the Company’s Board Charter, which has been prepared having regard to the ASX Corporate Governance Council’s ASX Corporate Governance Principles and Recommendations 3rd edition (“ASX Corporate Governance Principles”). A copy of the Company’s Board Charter is available on the Company’s website at www.gidynamics.com.

Our directors, including the persons nominated as directors, their ages and their position at the Company as of March 31, 2016 are as follows:

Name	Age	Position
Jack E. Meyer (3)	72	Non-executive Chairman of the Board
Timothy J. Barberich (1)	68	Non-executive Director
Graham J. Bradley, AM (1)	67	Non-executive Director
Michael A. Carusi (2)(3)	50	Non-executive Director
Anne J. Keating (1)(2)(3)	62	Non-executive Director
Daniel J. Moore(2)	55	Non-executive Vice-Chairman of the Board

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nominating and corporate governance committee.

The names and certain information regarding each of our director’s experience, qualifications, attributes and skills are set forth below.

Class I Directors Continuing in Office (Terms Expire at the 2019 Annual Meeting of Stockholders)

Michael A. Carusi - Non-executive Director

Michael A. Carusi has served as a director of the Company since 2003. Mr. Carusi has over 20 years’ experience in the life sciences and health care industry in business development, management consulting and venture capital roles. As a result of this experience, Mr. Carusi provides us financial and management experience. Since 2012, Mr. Carusi has been a general partner of Lightstone Ventures which is a venture capital firm focused on investments in the life sciences industry. Since October 1998, Mr. Carusi has been a general partner of Advanced Technology Ventures, or ATV, which is a venture capital firm focused on investments in the life sciences and technology sectors. In 2003, Mr. Carusi led the ATV investment in the Company.

Mr. Carusi is a director of private medical companies in which ATV and Lightstone Ventures have invested, including EndoGastric Solutions, Inc., PowerVision, Inc., Holaira, Inc., Second Genome, Inc., Gynesonics, Inc., Cala Health, and ExploraMed NC7, Inc. He is also a former director of ATV investee companies where he was responsible for investments and successful exits, including Ardian, Inc., which was acquired by Medtronic, Inc., Plexxikon, Inc., which was acquired by Daiichi Sankyo Co, Ltd, MicroVention, which was acquired by Terumo Medical Corporation, Altura Medical, Inc., which was acquired by Lombard Medical Technologies, and TranS1 (BAXS) which went public on NASDAQ in 2007. Prior to joining ATV, Mr. Carusi served as the director of business development for Inhale Therapeutic Systems, Inc., a pulmonary drug delivery company that listed on NASDAQ in 1994, where he led partnering activities in the U.S., Europe and Japan. Mr. Carusi was formerly a principal at The Wilkerson Group, a management consulting firm focused exclusively on health care. Mr. Carusi also serves as a lecturer at the Amos Tuck School of Business Administration at Dartmouth College where he also sits on the Tuck MBA Advisory Board. Mr. Carusi serves on the board of the National Venture Capital Association. Previously, Mr. Carusi was a faculty member of the Stanford Biodesign Emerging Entrepreneurs Forum and an advisory board member of the UCSF/Berkeley Venture Innovation Program.

Mr. Carusi holds a Masters of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College and a Bachelor of Science in mechanical engineering from Lehigh University.

Anne J. Keating - Non-executive Director

Anne J. Keating has served as a director of the Company since June 2011. Ms. Keating has had an extensive career in management and as a director of Australian companies, divisions of U.S. companies and not-for-profit organizations. Her extensive business and governance experience makes her qualified to serve on our board of directors.

Ms. Keating is currently a director of a number of ASX-listed companies in a range of different industries, including REVA Medical, Inc., a U.S.-based medical device company developing and commercializing bioresorbable stents for the treatment of coronary artery disease, and Goodman Group Limited, a global property development and management company. Ms. Keating is Chairman of Houlihan Lokey Australia, an investment bank.

Ms. Keating is also a director for the Garvan Institute of Medical Research (a leading research institute which studies diabetes and obesity among other diseases) and an Inaugural Governor for the Cerebral Palsy Alliance Research Foundation. From 2012 to March 2015, Ms. Keating was a member of the Advisory Council of CIMB Australia. From 1993 to 2001, Ms. Keating held the position of general manager, Australia for United Airlines and from 1993 to 1998 she was also a governor for the American Chamber of Commerce. She was also a delegate to the Australian/American Leadership Dialogue for 14 years. Ms. Keating was an inaugural board member of the Victor Chang Cardiac Research Institute for 10 years and also served on the board of NRMA Pty Ltd, Insurance Australia Group (IAG) for 9 years and STW Ltd for 16 years. She has also held former directorships with Ardent Leisure Management Limited, Spencer Street Station Redevelopment Holdings Limited, Easy FM China Pty Ltd, Radio 2CH Pty Ltd and Workcover Authority of New South Wales.

Class II Nominees

Timothy J. Barberich - Non-executive Director

Timothy J. Barberich has been a director of the Company since June 2011. Mr. Barberich has nearly 40 years’ experience in pharmaceutical and medical device companies, in technical, sales, marketing and management positions, including as chief executive officer and chairman of the board. Mr. Barberich is the founder and former president, chief executive officer and chairman of Sepracor, Inc., a NASDAQ-listed-pharmaceutical company based in Massachusetts, which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in 2009. Mr. Barberich founded Sepracor in 1984 and served as its chief executive officer from 1984 to 2007 and chairman of the board from 1990 to 2007. From 2007 to 2008, Mr. Barberich served as executive chairman of Sepracor and then chairman of the board from 2008 to 2009. Mr. Barberich led Sepracor through its early-stage research and development, product approvals, commercialization, private financings and initial public offering, partnerships with major companies, several successful spin-outs and achievement of revenues in excess of $1 billion. Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Millipore Corporation, a company that provides separations products to the life science research, pharmaceutical, biotechnology and electronic markets. Mr. Barberich brings to our board the knowledge and experience of leading a company in the health care industry through every stage of its life cycle. We believe this experience and familiarity with the types of risks we may face, together with his broad medical device and pharmaceutical industry experience, makes Mr. Barberich uniquely suited to serve on our board.

Mr. Barberich is currently chairman and CEO of BioNevia Pharmaceuticals, Inc. and is a director of HeartWare International, Inc., a NASDAQ-listed medical device company, Verastem, Inc., a NASDAQ-listed biotechnology company and Tokai Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company. Mr. Barberich also serves on the board of several private companies including Neurovance, Inc. and MirImmune Inc. Mr. Barberich was formerly a director of BioSphere Medical, Inc., a NASDAQ-listed biotechnology company and Gemin X Biotechnologies, Inc. and Resolvyx Pharmaceuticals, which were acquired in 2011 and 2010, respectively.

Mr. Barberich holds a Bachelor of Science degree in Chemistry from Kings College in Pennsylvania and has taken graduate courses from the School of Chemistry at Rutgers University.

Graham J. Bradley, AM - Non-executive Director

Graham J. Bradley has served as a director of the Company since June 2011. Mr. Bradley has had an extensive career spanning a range of industries across the Australian economy including banking and finance, residential and commercial property, insurance, telecommunications, mining services, minerals and energy, medical research and the arts. From 1995 to 2003, Mr. Bradley was managing director of leading listed investment management and financial services group Perpetual Limited and during his eight-year tenure, Perpetual became one of Australia’s leading listed funds management and financial services groups. Mr. Bradley’s strong financial background provides financial expertise to our board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Mr. Bradley is currently chairman of ASX-listed Stockland Corporation Limited, where he was appointed to the board in 2004 and appointed Chairman in 2005. Mr. Bradley also currently serves as chairman of HSBC Bank Australia Limited; Virgin Australia International Holdings Limited; chairman of the advisory board for Anglo American Australian Limited; a council member of the European Australian Business Council; the chairman and director of Energy Australia Holdings Limited and the chairman of Infrastructure New South Wales. From 2009 to 2011, Mr. Bradley served as the president of the Business Council of Australia, the preeminent business leadership organization in Australia representing some 120 of the largest businesses and employers. Mr. Bradley was a director of the Garvan Institute for Medical Research, a leading Australian medical research organization, which includes a leading diabetes research group, for 10 years from 1999 to 2009 and also chaired the Garvan Foundation during this time. Mr. Bradley has held former roles including as chairman of Boart Longyear Limited, Proteome Systems Limited, and Po Valley Energy Limited; and as a director of Singapore Telecommunications Limited, Queensland Investment Corporation and MBF Australia Limited. Prior to his role at Perpetual, Mr. Bradley was managing partner of the law firm Blake Dawson Waldron and a partner of McKinsey & Company.

Mr. Bradley holds a Bachelor of Arts and a Bachelor of Law with first class honors from the University of Sydney and a Masters of Law from Harvard University. Mr. Bradley is also a Fellow of the Australian Institute of Company Directors and was recognized as a Member of the Order of Australia in July 2009 for his services to business, the arts and medical research.

Class III Directors Continuing in Office (Terms Expire at the 2017 Annual Meeting of Stockholders)

Jack E. Meyer - Non-executive Chairman of the Board

Jack E. Meyer has served as a director of the Company since 2003 and as our chairman since June 2011. Mr. Meyer has nearly 40 years’ experience in the medical device, health care and medical technology industries including roles as chief executive officer and in sales and marketing, and has expertise in new medical technologies, commercialization, market expansion and corporate divestment, all of which make Mr. Meyer suited to serve on our board of directors.

Mr. Meyer was formerly the president and chief executive officer of Urologix, Inc., a NASDAQ-listed medical device company, from 1994 to 1998, where he was responsible for developing the company, entering into international distribution arrangements and completing several private and public financings. Mr. Meyer was also president and chief executive officer of Fiberoptic Sensor Technologies, Inc., which was acquired by C.R. Bard, from 1993 to 1994; president & chief executive officer of Carelink Corporation, which was acquired by Tokos Medical Corporation, from 1992 to 1993; executive vice president and chief operating officer of Quest Medical, Inc. from 1982 to 1991, and vice president sales and marketing of IVAC Corporation, which was acquired by Eli Lilly. Mr. Meyer also has served on the board of a number of private medical device companies and currently serves on the board of Minnetronix, Inc.

Mr. Meyer holds a Bachelor of Science and a Masters of Business Administration, each from Drake University.

Daniel J. Moore – Non-executive Director

Daniel J. Moore has served as a director of the Company since 2014 and as our vice-chairman since March 2016. Mr. Moore’s extensive experience in domestic and international sales, management and operations in global medical device manufacturers makes him qualified to serve on our board of directors.

Mr. Moore has served as president, chief executive officer and director of Cyberonics, Inc., a medical technology company with core expertise in neuromodulation, from 2007 to October 2015. From 1989 to 2007, Mr. Moore held positions in sales, marketing, and senior management in the U.S. and in Europe at Boston Scientific Corporation, a diverse maker of minimally invasive medical products. His last position at Boston Scientific was President, International Distributor Management. Prior to that role, he held the position of President, Inter-Continental, the fourth largest business unit of Boston Scientific, with more than 1,000 global employees and revenues exceeding $700 million. Mr. Moore previously held senior management positions at several Boston Scientific U.S. and international divisions.

He currently serves as the chairman of LivaNova PLC (the company resulting from the merger of Sorin S.p.A. and Cyberonics, Inc.), a member of the board of directors for the Epilepsy Foundation of America, the Medical Device Manufacturers Association (immediate past-Chair), and as a member of the boards or advisory boards for BioHouston, Inc. and the Weldon School of Biomedical Engineering at Purdue University. He currently serves on the board of privately-held BrainScope Company, Inc., a medical technology company focused on traumatic brain injury, where he serves as Chairman. Past board positions include Smiling Kids, Inc., the Epilepsy Foundation of Texas (past-Chair), the Epilepsy Foundation of Texas – Houston (past-President), Topera, Inc. (acquired by Abbott) and TriVascular Technologies, Inc. (acquired by Endologix).

Mr. Moore holds a B.A. from Harvard University and earned an MBA from Boston University.

Director Independence

Our board of directors currently consists of six (6) members: Jack E. Meyer; Timothy J. Barberich; Graham J. Bradley, AM; Michael A. Carusi; Anne J. Keating; and Daniel J. Moore. Our board of directors has determined that all of our directors, other than Mr. Carusi, are “independent.” We consider that a director is an “independent” director where that director is free from any business or other relationship that could materially interfere, or be perceived to interfere with, the independent exercise of the director’s judgment. We have assessed the independence of our directors regarding the requirements for independence that are set out in Principle 2 of the ASX Corporate Governance Principles. As we have submitted an application to list on NASDAQ, we have also assessed the independence of our directors with respect to the definition of independence prescribed by NASDAQ. Though we have submitted an application to list on NASDAQ, there is no guarantee that we will achieve a listing on NASDAQ in any particular timeframe or at all.

While Mr. Carusi is not considered to be an independent director of the Company under the ASX Corporate Governance Principles due to his relationship with one of our substantial shareholders, Mr. Carusi is considered to be an independent director under the rules of NASDAQ.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was, or is, to be selected as an officer or director.

Committees of the Board of Directors and Meetings

The board of directors presently has the following three standing committees to facilitate and assist the board in fulfilling its responsibilities: (1) an audit committee, (2) a compensation committee and (3) a nominating and corporate governance committee. The board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Meeting Attendance.    During the fiscal year ended December 31, 2015 there were sixteen (16) meetings of our board of directors, and the various committees of the board met a total of eleven (11) times. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he or she served during fiscal 2015. We encourage all of our directors to attend each annual meeting of stockholders. All of our directors attended our 2015 annual meeting of stockholders.

Audit Committee.    Our audit committee met seven (7) times during fiscal 2015. This committee currently has three (3) members, Graham J. Bradley (chair), Timothy J. Barberich and Anne J. Keating. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission (“SEC”); and by The NASDAQ Stock Market, as such standards apply specifically to members of audit committees. Our board of directors has determined that Graham J. Bradley is an “audit committee financial expert,” as the SEC has defined that term. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter, a copy of which is publicly available on our website at www.gidynamics.com. The audit committee, among other things, oversees our corporate accounting and financial reporting, including auditing of our financial statements, reviewing the performance of our internal audit function and the qualifications, independence, performance and terms of engagement of our external auditor.

Compensation Committee.    Our compensation committee met three (3) times during fiscal 2015. This committee currently has three (3) members, Daniel J. Moore (chair), Michael A. Carusi and Anne J. Keating. All members of the compensation committee qualify as independent under the current definition promulgated by The NASDAQ Stock Market. All members of the compensation committee qualify as independent under the current definition promulgated by the ASX, with the exception of Mr. Carusi. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter, a copy of which is publicly available on our website at www.gidynamics.com. The compensation committee, among other things, establishes, amends, reviews and approves the compensation and benefit plans with respect to our senior management and employees including determining individual elements of total compensation of our chief executive officer and other members of senior management. The compensation committee is also responsible for reviewing the performance of our executive officers with respect to these elements of compensation.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee met one (1) time during fiscal 2015 and has three (3) members, Anne J. Keating (chair), Jack E. Meyer and Michael A. Carusi. All members of the nominating and corporate governance committee qualify as independent under the current definition promulgated by The NASDAQ Stock Market. All members of the nominating and corporate governance committee qualify as independent under the current definition promulgated by the ASX, with the exception of Mr. Carusi. The nominating and corporate governance committee’s role and responsibilities are set forth in the nominating and corporate governance committee’s written charter, a copy of which is publicly available on our website at www.gidynamics.com. The nominating and corporate governance committee, among other things, recommends the director nominees for each annual meeting and ensures that the audit, compensation and nominating and corporate governance committees of the board have the benefit of qualified and experienced independent directors.

In addition, under our current Board Charter, the nominating and corporate governance committee will review annually the results of the evaluation of the board and its committees, and the needs of the board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The nominating and corporate governance committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. If the nominating and corporate governance committee believes that the board requires additional candidates for nomination, the committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All nominees for director positions will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for nonincumbent nominees, at the discretion of the nominating and corporate governance committee.

The nominating and corporate governance committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 5% of our common stock for over one year and who satisfies the notice, information and consent provisions set forth in our bylaws. Candidates so recommended will be reviewed using the same process and standards for reviewing board recommended candidates. If a stockholder wishes to nominate a candidate for director, it must follow the procedures described in our bylaws and in “Stockholder Proposals for 2017 Annual Meeting” at the end of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of three (3) non-executive directors: Daniel J. Moore (chair), Michael A. Carusi and Anne J. Keating. No member of the compensation committee is, or was formerly, one of our executive officers or employees. No interlocking relationship exists between the board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Certain Relationships and Related Party Transactions

There are no existing agreements or arrangements and there are no currently proposed transactions in which the Company was, or is to be, a participant, in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, beneficial owner of more than 5% of our common stock, or entities affiliated with them, had or will have a material interest, except that in September 2011, we entered into agreements with certain of our directors and substantial stockholders with respect to the conversion of the then existing preferred stock into common stock, the repayment of our outstanding convertible term notes and purchases of our CDIs by the note holders in our initial public offering on the ASX.

Policies and Procedures for Review and Approval of Related Party Transactions

We have adopted a policy and procedure for related party transactions. Our audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our common stock, immediate family members of the foregoing persons and any other persons whom the board determines may be considered related parties of the Company, has or will have a direct or indirect material interest. The audit committee or its chairman, as the case may be, will only approve those related party transactions that are determined to be in, or are not inconsistent with, the best interests of the Company and its stockholders, after taking into account all available facts and circumstances as the audit committee or the chairman determines in good faith to be necessary. Transactions with related parties will also be subject to stockholder approval to the extent required by the listing rules of ASX (“Listing Rules”).

Code of Business Conduct and Ethics

The ASX Corporate Governance Principles require us to establish a code of conduct for all of our directors, officers and employees. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Code of Business Conduct and Ethics is posted on our website at www.gidynamics.com.

Other Corporate Governance Policies

We have also adopted the following policies, each of which is available on our website at www.gidynamics.com:

•	Continuous Disclosure Policy – The Company needs to comply with the continuous disclosure requirements of the Listing Rules and the Corporations Act to ensure the Company discloses to ASX any information concerning the Company which is not generally available and which a reasonable person would expect to have a material effect on the price or value of the CDIs. As such, this policy sets out certain procedures and measures which are designed to ensure that the Company complies with its continuous disclosure obligations.

•	Risk Management Policy – This policy is designed to assist the Company to identify, assess, monitor and manage risks affecting the Company’s business.

•	Insider Trading Policy – This policy is designed to maintain investor confidence in the integrity of the Company’s internal controls and procedures and to provide guidance on avoiding any breach of the insider trading laws in both Australia and the United States.

•	Shareholder Communications Policy – This policy sets out practices which the Company will implement to ensure effective communication with its shareholders.

•	Diversity Policy – This policy sets out the Company’s objectives for achieving diversity amongst its employees.

Stockholder Communications to the Board

Communications to directors must be in writing and sent in care of the Company’s corporate secretary to GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A., Attention: Corporate Secretary or delivered via e-mail to corporatesecretary@gidynamics.com. The name(s) of any specific intended board recipient(s) should be noted in the communication.

A copy of each communication received since the date of the last board meeting shall be distributed to each director in advance of each regularly scheduled board meeting, except items that are unrelated to the duties and responsibilities of the board, such as: spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous or abusive content.

The Company’s corporate secretary shall be responsible for and oversee the receipt and processing of stockholder communications to board members. An acknowledgement of receipt shall be sent by the corporate secretary or assistant secretary to each stockholder submitting a communication. The Company’s corporate secretary shall retain a copy of each communication for one year from the date of its receipt by the Company. The board of directors or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The corporate secretary shall relay all communications to directors absent safety or security issues.

Executive Officers

The following table sets forth certain information regarding our current executive officers who are not also directors. We have an employment agreement with Scott Schorer.

Name	Age	Position

Scott Schorer	47	President and Chief Executive Officer

Scott Schorer - President and Chief Executive Officer

Scott Schorer has served as our president and chief executive officer since March 2016. Mr. Schorer has served as a consultant to numerous boards and CEOs across a wide variety of companies in the medical device, biologics and related markets. He was Chief Executive Officer of PlasmaTech Biopharmaceuticals, Inc. from September 2014 to June 2015. From May 2010 to September 2014, Mr. Schorer ran an interim leadership and strategic consulting practice under the name of SSMC. From February 2009 to May 2010, Mr. Schorer led the turnaround effort at Systagenix Wound Management, the former Advanced Wound Care division of Johnson & Johnson, as President of the Americas. Prior to that, Mr. Schorer founded and led IST: Innovative Spinal Technologies, where he served as CEO for eight years until February 2009, during which time IST received CE Mark and FDA approvals for five products before the company was sold to Integra Spine. Prior to IST, he co-founded and was CEO of CentriMed, leading to an acquisition by Global Healthcare Exchange (“GHX”). Mr. Schorer began his medical device career as a sales representative for a surgical distributor following his career as an infantry officer in the 82nd Airborne Division as a rifle and scout platoon leader. He has led financing for over $120 million in public and private equity financings. Mr. Schorer is also a co-inventor of 6 patents, and holds Bachelor of Arts and Bachelor of Engineering degrees from Dartmouth College, where he was also captain of the men’s crew.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid during the fiscal years ended December 31, 2015 and December 31, 2014 to (1) our two former presidents and chief executive officers, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal years ended December 31, 2015 and December 31, 2014, and (3) up to two additional executives who would have been among the three most highly compensated executive officers except for the fact that they were not serving as executive officers of the Company as of December 31, 2015.

Name and Principal Position	Year		Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael D. Dale Former President and Chief Executive Officer	2015 2014		$464,375 $128,078	(7)	- -	- $2,993,692	(4) (8)	$91,674 $4,474,664	(5) (9)	$36,678 $58,413	- -	$78,897 $42,100	(6) (10)	$671,624 $7,696,947

Stuart A. Randle Former President and Chief Executive Officer	2015 2014		- $329,018		- -	- $73,306	(12)	- $156,893	(13)	- -	- -	$481,394 $228,726	(11) (14)	$481,394 $787,943

Robert Solomon Vice President, Finance, Secretary and Treasurer	2015		$234,041		-	-	(15)	$46,255	(16)	$17,267	-	$43,771	(17)	$341,334

Karl-Heinz Blohm, Ph.D. Vice President, International	2015	(18)	$208,450		-	-	(19)	$36,624	(20)	$26,420	-	$40,475	(21)	$311,969

Robert W. Crane Former Chief Financial Officer, Treasurer and Secretary	2015 2014		$58,145 $312,966		- -	- $70,997	(23)	- $292,076	(24)	- $78,239	- -	$331,598 $14,627	(22) (25)	$389,743 $768,905

David Melanson Former Vice President, Engineering	2015		$146,405		-	-	(26)	$42,979	(27)	-	-	$138,495	(28)	$327,879

(1)	The amounts in the “Stock Awards” column do not reflect compensation actually received by our executive officers. Rather, these amounts represent the aggregate grant date fair value of all service based RSUs and the target value of the performance based RSUs granted during each fiscal year computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the impact of estimated forfeitures. The aggregate fair value of these stock awards is determined using the market value of our common stock which is derived from the market value of our CDIs on the ASX, converted to a USD equivalent and adjusting for the ratio of 1 share of common stock per 50 CDIs (post-reverse stock split) and using the exchange rate as published by the Reserve Bank of Australia in effect on the date of grant, multiplied by the aggregate number of restricted stock units granted. A discussion of the assumptions used in calculating the grant date fair value may be found in “Note 13 – Stock Plans” in the notes to our Financial Statements included in our Annual Report on Form 10-K.
(2)	The amounts in the “Option Awards” column represent the aggregate grant date fair value for option awards awarded during fiscal years 2015 and 2014 computed in accordance with the provisions of FASB

ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the assumptions used in determining grant date fair value may be found in “Note 13 – Stock Plans” in the notes to our Financial Statements included in our Annual Report on Form 10-K.
(3)	Payments listed in the Non-equity Incentive Plan Compensation column reflect discretionary performance-based awards made by our board for the named executive officers for fiscal years 2015 and 2014 that were paid in February 2015 and February 2014, respectively.
(4)	Mr. Dale received a grant for 26,870 performance based RSUs that were awarded by our board and approved by shareholders in 2015. The maximum potential target value of these performance-based RSUs (assuming the highest level of performance associated with the award is probable) is: $144,561.
(5)	Mr. Dale received an option grant for 31,363 shares of common stock that were awarded by our board approved by shareholders in 2015.
(6)	Consists of payments of Mr. Dale’s accrued and unused vacation of $11,984, reimbursement of Mr. Dale’s relocation expenses of $65,140 incurred in connection with the commencement of his employment with us in September 2014, as well as premiums we paid for life insurance for the benefit of Mr. Dale of $1,773. As set forth in Mr. Dale’s offer letter, we agreed to reimburse Mr. Dale for his relocation and other expenses incurred in connection with the commencement of his employment.
(7)	Mr. Dale, our former president and chief executive officer, was hired in September 2014. Mr. Dale’s annualized salary was $450,000 for 2014.
(8)	Mr. Dale received a grant for 83,544 service based RSUs and 111,392 performance based RSUs that were awarded by our board in 2014 when Mr. Dale joined the Company.
(9)	Mr. Dale received an option grant for 362,027 shares of common stock that was awarded by our board in 2014 when Mr. Dale joined the Company.
(10)	Consists of reimbursement of Mr. Dale’s relocation expenses of $41,790 incurred in connection with the commencement of his employment with us in September 2014, as well as premiums we paid for life insurance for the benefit of Mr. Dale. As set forth in Mr. Dale’s offer letter, we agreed to reimburse Mr. Dale for his relocation and other expenses incurred in connection with the commencement of his employment.
(11)	Consists of severance payments totaling $319,394 made to Mr. Randle resulting from his termination and consulting fees of $162,000 paid to Mr. Randle for services provided after his termination.
(12)	Mr. Randle received a grant for 3,828 performance based RSUs that was awarded by our board and approved by shareholders in 2014. The maximum potential target value of these performance-based RSUs (assuming the highest level of performance associated with the award is probable) is: $146,612.
(13)	Mr. Randle received an option grant for 13,398 shares of common stock that was awarded by our board and approved by shareholders in 2014.
(14)	Consists of severance and other payments totaling $162,614 made to Mr. Randle upon his termination, matching contributions made under our 401(k) plan of $10,400, premiums we paid for life insurance for the benefit of Mr. Randle of $1,712 as well as consulting fees of $54,000 paid to Mr. Randle for services provided after his termination.
(15)	Mr. Solomon received a grant for 13,693 performance based RSUs that was awarded by our board. The maximum potential target value of these performance-based RSUs (assuming the highest level of performance associated with the award is probable) is: $73,668.
(16)	Mr. Solomon received an option grant for 15,983 shares of common stock that was awarded by our board.
(17)	Consists of payments of Mr. Solomon’s accrued and unused vacation of $31,068, matching contributions made under our 401(k) plan of $10,600, and premiums we paid for life insurance for the benefit of Mr. Solomon of $2,103.
(18)	All of Mr. Blohm’s compensation was paid by us in Euros and the amounts reported reflect the conversion of Mr. Blohm’s compensation using the average exchange rate of Euros to U.S. Dollars during the fiscal year reported. For the fiscal year ended December 31, 2015, Mr. Blohm’s salary was approximately €187,928 ($208,450).
(19)	Mr. Blohm received a grant for 10,842 performance based RSUs that was awarded by our board. The maximum potential target value of these performance-based RSUs (assuming the highest level of performance associated with the award is probable) is: $58,330.
(20)	Mr. Blohm received an option grant for 12,655 shares of common stock that was awarded by our board.
(21)	Consists of $40,475 of a housing allowance paid to Mr. Blohm. As set forth in Mr. Blohm’s employment agreement, we have agreed to provide Mr. Blohm a €3,041 ($3,373) monthly housing allowance in connection with his employment.
(22)	Consists of severance and other payments totaling $322,878 made to Mr. Crane upon his termination, matching contributions made under our 401(k) plan of $8,149, and premiums we paid for life insurance for the benefit of Mr. Crane of $571.

(23)	Mr. Crane received a grant for 3,706 performance based RSUs that was awarded by our board. The maximum potential target value of these performance-based RSUs (assuming the highest level of performance associated with the award is probable) is: $141,940.
(24)	Mr. Crane received an option grant for 12,975 shares of common stock that was awarded by our board.
(25)	Consists of matching contributions made under our 401(k) plan of $10,400, as well as premiums of $4,227 we paid for life insurance for the benefit of the named executive officer.
(26)	Mr. Melanson received a grant for 12,723 performance based RSUs that was awarded by our board. The maximum potential target value of these performance-based RSUs (assuming the highest level of performance associated with the award is probable) is: $68,450.
(27)	Mr. Melanson received an option grant for 14,851 shares of common stock that was awarded by our board.
(28)	Consists of severance and other payments totaling $130,035 made to Mr. Melanson upon his termination, matching contributions made under our 401(k) plan of $7,127, and premiums we paid for life insurance for the benefit of Mr. Melanson of $1,333.

Narrative Disclosure To Summary Compensation Table

Employment Agreements, Offer Letters and Separation Agreements

The following section summarizes the employment agreements, offer letters and separation agreements we have entered into with our named executive officers. For purposes of the employment agreements and offer letters, we use the following terms: (i) “cause” to mean termination of employment as a result of the employee’s conviction of a crime involving moral turpitude, any material act of dishonesty by the employee involving the Company or a breach by the employee of his or her obligations under the terms of the non-competition, non-solicitation or non-disclosure agreements with the Company; and (ii) “constructive termination” to mean a material diminution in the employee’s title, responsibilities or duties, a material breach of the offer letter by us, a material reduction in the employee’s compensation or the relocation of the Company’s office beyond a 25-mile radius from its current location.

Michael D. Dale

Mr. Dale terminated his employment with the Company, effective March 15, 2016. In August 2014, we entered into an executive employment agreement with Mr. Dale to serve as our president and chief executive officer. Mr. Dale’s agreement provided for, among other things: (i) an initial annual base salary of $450,000, subject to review by the board, (ii) eligibility to receive an annual bonus at a target amount of 45% of his base salary if approved in the sole discretion of our board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates. The most recent adjustment effective February 2015 increased Mr. Dale’s annual salary to $465,750. We also agreed to (i) pay for or reimburse Mr. Dale for documented reasonable costs and expenses of relocation, plus a gross-up for taxes on such payments or reimbursements, up to an aggregate of $125,000, and to (ii) pay for up to $5,000 per month for up to twelve months of temporary housing in the vicinity of our offices.

Mr. Dale also received an initial grant of incentive stock options to purchase 362,027 shares of our common stock at an exercise price of $21.50. These options were granted on September 18, 2014 pursuant to our 2011 Employee, Director and Consultant Equity Incentive Plan (“2011 Stock Plan”) and were to vest as to twenty-five percent (25%) of the shares on the first anniversary of the date of grant, and the remainder of the shares were to vest as to 2.083% of the total shares on the same day of each successive month until September 18, 2018. Mr. Dale additionally received 83,544 restricted stock units, which were to vest as to twenty-five percent (25%) of the shares on each of the first four anniversaries of the date of grant: September 18 in 2015, 2016, 2017 and 2018. Mr. Dale also received an aggregate of 111,392 performance stock units (“PSUs”) that were to vest according to certain performance targets. One half of the PSUs were to lapse if they have not vested by January 22, 2017 and the remainder of the PSUs were to lapse if they had not vested by January 22, 2018.

Our agreement with Mr. Dale further provided that if Mr. Dale’s employment was terminated by us without cause or by Mr. Dale for good reason, subject to his execution of a release of claims agreement acceptable to the Company, he would have been entitled to continuation of salary for 12 months, and (ii) payment of health insurance premiums necessary to continue health insurance coverage under COBRA for up to 12 months.

In addition, if a change of control were to take place, upon the consummation of such change of control, 100% of Mr. Dale’s unvested options, RSUs and PSUs would have vested and become immediately exercisable. In connection with the termination of Mr. Dale’s employment, all of Mr. Dale’s unvested stock awards, including options, RSUs and PSUs ceased being subject to vesting as of March 15, 2016, and Mr. Dale may not exercise any vested stock awards, including options, RSUs or PSUs after June 15, 2016.

Mr. Dale is also subject to a Nondisclosure, Nonsolicitation, and Noncompete Agreement in which he agreed, among other things, during the term of his employment and for one year thereafter not to engage in any competing activities with the business of the Company and not to recruit or solicit any of our employees, consultants, or customers during the term of his employment and for one year thereafter.

Stuart A. Randle

Our board terminated Mr. Randle’s employment with the company, effective September 18, 2014. In July 2011, in connection with Mr. Randle’s continued employment with us, we entered into an offer letter with Mr. Randle to serve as our president and chief executive officer. Mr. Randle’s agreement provided for, among other things: (i) an annual base salary of $365,000, subject to annual review, and (ii) eligibility to receive an annual bonus, if approved in the sole discretion of our board, which bonus, if any, was to be paid within 45 days after the end of the fiscal year to which it related. The most recent adjustment in February 2014 increased Mr. Randle’s annual salary to $462,000. We also agreed to reimburse Mr. Randle for reasonable out-of-pocket expenses he incurred in connection with his performance of services under this agreement. Furthermore, all of Mr. Randle’s outstanding stock options would have vested immediately upon a change of control of the Company.

In connection with Mr. Randle’s termination, we entered into a separation agreement with Mr. Randle in August 2014, pursuant to which Mr. Randle was entitled to receive (i) a consulting fee, payable monthly, in the amount of $18,000.00 per month for up to twelve months following the separation date for up to an aggregate of 48 days of consulting services, (ii) continued vesting of unvested stock options and restricted stock for so long as Mr. Randle remained a consultant, director or employee of the Company; (iii) continuation of the exercise period of all his stock awards for so long as Mr. Randle remained a consultant, director or employee of the Company (plus any post-termination periods pursuant to the applicable stock plans and award agreements), provided that, if the Company terminated the consulting relationship with Mr. Randle during the one-year period following the separation date, then Mr. Randle would have been entitled to exercise all vested options at least through September 18, 2015; and (iv) twelve months of his current annual gross salary, made in equal installments pursuant to our normal payroll practices over the twelve months following the date of separation. Mr. Randle’s right to receive the foregoing was subject to, among other obligations, his agreement to cooperate fully with the Company relating to any previous employment matters for up to twelve months following the separation date, his execution of a release of claims against us, and his agreement that the confidential, intellectual property and non-solicitation provisions, as well as certain non-competition provisions, set forth in his agreement with us, dated January 1, 2004, continued to apply in accordance with their terms.

Karl-Heinz Blohm, Ph.D.

In January 2013, in connection with Mr. Blohm’s continued employment with us, we entered into an employment agreement with Mr. Blohm to serve as our vice president, international. Mr. Blohm’s agreement provides for, among other things: (i) an annual base salary of €169,500 ($222,131), subject to annual review, and (ii) eligibility to receive an annual bonus, if approved in the sole discretion of our board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates. The most recent adjustment effective February 2016 increased Mr. Blohm’s annual salary to €187,928 ($204,094). We also agreed to pay for up to €3,041 ($3,303) per month for housing in the vicinity of our European office.

Our agreement with Mr. Blohm further provides that if Mr. Blohm’s employment is terminated by us without cause, he will be entitled to continuation of fifty percent (50%) of his salary and benefits for 12 months.

In addition, if a change of control were to take place, upon the consummation of such change of control, an additional 50% of Mr. Blohm’s then unvested stock options and 100% of the then unvested PSUs 100% would vest and become immediately exercisable.

Mr. Blohm has also agreed, among other things, during the term of his employment and for one year thereafter not to engage in any competing activities with the business of the Company.

Robert Solomon

In October 2011, we entered into an offer letter with Robert Solomon to serve as our vice president, finance. Mr. Solomon’s agreement provides for, among other things: (i) an annual base salary of $195,000, subject to annual review, and (ii) eligibility to receive an annual bonus, if approved in the sole discretion of our board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates. The most recent adjustment effective February 2016 increased Mr. Solomon’s annual salary to $244,467. In addition, we also agreed to reimburse Mr. Solomon for reasonable out-of-pocket expenses he incurs in connection with his performance of services under this agreement. Either party may terminate the agreement for any reason without prior notice to the other party. Furthermore, an additional 50% of the then unvested stock options and 100% of the then unvested PSUs will vest immediately and be exercisable upon a change of control of the Company.

In November 2015, we entered into a separation protection agreement with Mr. Solomon under which we will pay Mr. Solomon severance equal to $109,337 in the event the Company terminates Mr. Solomon’s employment without cause prior to September 30, 2016.

Mr. Solomon is also subject to a Nondisclosure, Nonsolicitation, and Noncompete Agreement in which he agreed, among other things, during the term of his employment and for one year thereafter not to engage in any competing activities with the business of the Company and not to recruit or solicit any of our employees, consultants, or customers during the term of his employment and for 18 months thereafter.

Robert W. Crane

Mr. Crane and the Company mutually terminated Mr. Crane’s employment with us, effective March 8, 2015. In July 2011, in connection with Mr. Crane’s continued employment with us, we entered into an offer letter with Mr. Crane to serve as our chief financial officer. Mr. Crane’s agreement provided for, among other things: (i) an annual base salary of $275,000, subject to annual review, and (ii) eligibility to receive an annual bonus, if approved in the sole discretion of our board, which bonus, if any, was to be paid within 45 days after the end of the fiscal year to which it related. The most recent adjustment in February 2014 increased Mr. Crane’s annual salary to $314,213. We also agreed to reimburse Mr. Crane for reasonable out-of-pocket expenses he incurred in connection with his performance of services under this agreement. Furthermore, all of Mr. Crane’s outstanding stock options would have vested immediately upon a change of control of the Company.

In connection with Mr. Crane’s termination, Mr. Crane received twelve months of his current annual base salary, made in equal installments pursuant to the Company’s normal payroll practices over the twelve months following the effective date of termination. Mr. Crane’s right to receive the foregoing was subject to, among other obligations, his agreement to cooperate fully with the Company relating to any previous employment matters for up to twelve months following the separation date, his execution of a release of claims against the Company, and his agreement that the confidential, intellectual property and non-solicitation provisions, as well as certain non-competition provisions, set forth in his Nondisclosure, Nonsolicitation, and Noncompete Agreement with the Company continued to apply in accordance with their terms.

David Melanson

The Company terminated Mr. Melanson’s employment with us, effective August 31, 2015. In June 2003, we entered into an offer letter with Mr. Melanson to serve as our director of research and development. Mr. Melanson’s agreement provided for, among other things, an annual base salary of $125,000, subject to annual review. The most recent adjustment effective February 2015 increased Mr. Melanson’s annual salary to $213,082. In addition, we also agreed to reimburse Mr. Melanson for reasonable out-of-pocket expenses he incurred in connection with his performance of services under this agreement. Furthermore, an additional 50% of the then unvested stock options and 100% of the then unvested PSUs would have vested immediately and been exercisable upon a change of control of the Company.

In connection with Mr. Melanson’s termination, Mr. Melanson received a severance payment of $120,000. Mr. Melanson’s right to receive the foregoing was subject to, among other obligations, his agreement to cooperate fully with the Company relating to any previous employment matters, his execution of a release of claims against the Company, and his agreement that the confidential, intellectual property and non-solicitation provisions, as well as certain non-competition provisions, set forth in his Nondisclosure, Nonsolicitation, and Noncompete Agreement with the Company would continue to apply in accordance with their terms.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows all outstanding equity awards for the named executive officers in the Summary Compensation Table as of December 31, 2015. All common share and per common share information in the following table has been adjusted to reflect the reverse stock split in which each 10 outstanding shares of our common stock were converted into 1 share of our common stock.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael D. Dale Former President and Chief Executive Officer	5,232(1) 113,142(4)	26,131(1) 248,885(4)	— —	$5.38 $21.50	6/15/2016 6/15/2016	(2) (2)	— 62,658	(2)(5)	$— $66,417	26,870(2)(3) 111,392(2)(6)	$28,482 $118,076

Stuart A. Randle Former President and Chief Executive Officer	—	—	—	$—	—		—		$—	—	$—

Robert Solomon Vice President, Finance, Secretary and Treasurer	2,665(1) 2,494(7) 4,336(8) 19,999(9)	13,318(1) 2,708(7) 864(8) —	— — — —	$5.38 $38.30 $44.40 $49.10	4/10/2025 1/22/2024 8/24/2022 11/1/2021		—		$—	13,693(3)	$14,515

Karl-Heinz Blohm, Ph.D. Vice President, International	2,112(1) 2,770(7) 4,320(8) 40,000(10)	10,543(1) 3,011(7) 879(8) —	— — — —	$5.38 $38.30 $44.40 $5.90	4/10/2025 1/22/2024 8/24/2022 11/19/2020		—		$—	10,842(3)	$11,493

Robert W. Crane Former Chief Financial Officer, Treasurer and Secretary	—	—	—	$—	—		—		$—	—	$—

David Melanson Former Vice President, Engineering	—	—	—	$—	—		—		$—	—	$—

(1)	These options were granted on April 10, 2015 and vest as to 2.083% of the shares on the same day of each successive month thereafter until the fourth anniversary of the grant date.
(2)	In connection with his termination of employment, Mr. Dale’s stock awards ceased vesting on March 15, 2016 and he is entitled to the continuation of the exercise period of all his vested stock options through June 15, 2016.
(3)	The RSUs were granted on April 10, 2015 and vest as to (i) 25% of the shares upon the Company’s achievement of CE Mark approval of a next-generation EndoBarrier anchor with improved safety as evidenced by reduction in severe adverse events as compared to the current EndoBarrier anchor; (ii) 25% of the shares upon the Company’s achievement of reimbursement approval for EndoBarrier Therapy in either Germany or the United States in the form of a Diagnosis Related Group listing or equivalent formal acceptance for payment; (iii) 25% of the shares upon achievement of trailing twelve-month revenues of at least seven million U.S. dollars ($7,000,000); and (iv) 25% of the shares upon achievement of FDA approval of the EndoBarrier device, or a next generation anchor-based EndoBarrier product. The RSUs that have not vested by April 10, 2020 will lapse on that date.
(4)	These options were granted on September 18, 2014 and vested as to 25% of the shares on September 18, 2015 and vest to an additional 2.083% of the total shares on the same day of each successive month thereafter until September 18, 2018.
(5)	The RSU was granted on September 18, 2014 and vested as to twenty-five percent (25%) of the shares on September 18, 2015 and vests as to twenty-five percent (25%) of the shares on each of the subsequent three anniversaries of the date of grant: September 18, 2016, 2017 and 2018.

(6)	The RSUs were granted on September 18, 2014 and vest as to (i) fifty percent (50%) of the shares upon the Company’s first achievement of product revenue which equals or exceeds six million U.S. dollars ($6,000,000) over any twelve (12) consecutive month period and (ii) fifty percent (50%) of the shares upon submission of the full EndoBarrier pre-market approval application to the U.S. Food and Drug Administration for the Company’s pivotal trial. The revenue RSUs that have not vested by January 22, 2017 will lapse on that date. The pre-market approval RSUs that have not vested by January 22, 2018 will lapse on that date.
(7)	These options were granted on January 22, 2014 and vest as to 2.083% of the shares on the same day of each successive month thereafter until the fourth anniversary of the grant date.
(8)	These options were granted on August 24, 2012 and vest as to 2.083% of the shares on the same day of each successive month thereafter until the fourth anniversary of the grant date.
(9)	These options were granted on November 1, 2011 and vested as to 25% of the shares on November 1, 2012 and to an additional 2.083% of the total shares on the same day of each successive month thereafter until November 1, 2015.
(10)	These options were granted on November 19, 2010 and vested as to 25% of the shares on November 1, 2011 and to an additional 2.083% of the total shares on the same day of each successive month thereafter until November 19 2014.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, other than our 401(k) retirement plan which is available for all of our employees, including our named executive officers.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change of Control

Upon termination of employment without cause or a resignation for good reason, our named executive officers and our current chief executive officer, Scott Schorer, are entitled to receive certain severance payments and other benefits. In determining whether to approve and in setting the terms of such severance arrangements, our compensation committee and our board recognize that executives, especially highly-ranked executives, often face challenges securing new employment following termination. We have agreed to provide severance benefits to our named executive officers and our current chief executive officer, as described below.

Robert Solomon. In the event the Company terminates Mr. Solomon’s employment without cause prior to September 30, 2016, he will be eligible to receive a cash severance payment equal to $109,337. Furthermore, 50% of Mr. Solomon’s then unvested stock options and 100% of Mr. Solomon’s then unvested PSUs will vest immediately and be exercisable upon a change of control of the Company.

Karl Heinz-Blohm. In the event the Company terminates Mr. Heinz-Blohm’s employment without cause, he will be entitled to the continuation of fifty percent (50%) of his salary and benefits for 12 months after the date of such termination. Furthermore, 50% of Mr. Heinz-Blohm’s then unvested stock options and 100% of Mr. Heinz-Blohm’s then unvested PSUs will vest immediately and be exercisable upon a change of control of the Company.

Scott Schorer. Severance amounts for termination without cause or a resignation for good reason for Mr. Schorer include: (i) 3 months continuance of his base salary and fringe benefits as of the date of termination, if such termination occurs on or before December 31, 2016; (ii) 6 months continuance of his base salary and fringe benefits as of the date of termination, if such termination occurs after December 31, 2016 but on or before December 31, 2017; (iii) 12 months continuance of his base salary and fringe benefits as of the date of termination, if such termination occurs after December 31, 2017; and (iv) a pro-rata portion of his at-target performance bonus for the calendar year in which the termination occurs, adjusted based on the period worked by him during such calendar year prior to termination.

Mr. Schorer’s offer letter also provides that 100% of any unvested stock options and performance stock units will immediately vest and become exercisable as of the consummation of a change in control in the Company.

We believe that our named executive officers’ and our current chief executive officer’s severance packages are in line with severance packages offered to executive officers of similar rank at companies of similar size to us in our industry.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2015 to each of our non-employee directors, which does not include Mr. Dale, who received compensation for their service as directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Jack E. Meyer(3)	$76,000	$5,380	$2,720	$—	$—	$—	$84,100

Timothy J. Barberich(4)	$63,000	$5,380	$2,720	$—	$—	$—	$71,100

Graham J. Bradley, AM(5)	$65,000	$5,380	$2,720	$—	$—	$—	$73,100

Michael A. Carusi(6)	$53,000	$5,380	$2,720	$—	$—	$—	$61,100

Anne J. Keating(7)	$58,000	$5,380	$2,720	$—	$—	$—	$66,100

Daniel J. Moore(8)	$52,000	$5,380	$2,720	$—	$—	$—	$60,100

(1)  On March 23, 2015 and approved by stockholders on June 9, 2015, each non-employee member of our board of directors received a restricted stock unit for 1,000 shares of our common stock for service to the Company from the date of our 2014 Annual Meeting to our 2015 Annual Meeting of stockholders. Such award of a restricted stock unit had a grant date fair value of $5.38 per share and was granted pursuant to the terms of our non-executive director compensation policy. As of December 31, 2015, none of the restricted stock units had vested.

(2)  On March 23, 2015 and approved by stockholders on June 9, 2015, each non-employee member of our board of directors received a stock option grant to purchase 1,000 shares of our common stock for service to the Company from the date of our 2014 Annual Meeting to our 2015 Annual Meeting of stockholders. Such stock option award had a grant date fair value of $2.72 per share and was granted pursuant to the terms of our non-executive director compensation policy. As of December 31, 2015, none of the stock option awards had vested.

(3)  Mr. Meyer was elected to our board in 2003. As of December 31, 2015, Mr. Meyer held outstanding options to purchase 14,316 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock.

(4)  Mr. Barberich was elected to our board in June 2011. As of December 31, 2015, Mr. Barberich held outstanding options to purchase 14,000 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock.

(5)  Mr. Bradley was elected to our board in June 2011. As of December 31, 2015, Mr. Bradley held outstanding options to purchase 13,000 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock. On December 18, 2015, by mutual agreement Mr. Bradley forfeited the stock option grant for the purchase of 1,000 shares of our common stock to the Company before the stock option grant was scheduled to vest in full on March 23, 2016.

(6)  Mr. Carusi was elected to our board in 2003. As of December 31, 2015, Mr. Carusi held outstanding options to purchase 14,000 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock. Amounts for cash compensation listed in the table above in the name of Mr. Carusi are paid to Advanced Technology Ventures.

(7)  Ms. Keating was elected to our board in June 2011. As of December 31, 2015, Ms. Keating held outstanding options to purchase 14,000 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock. On March 22, 2016, by mutual agreement Ms. Keating forfeited the restricted stock unit to the Company before the restricted stock unit was scheduled to vest in full on March 23, 2016.

(8)  Mr. Moore was elected to our board in 2014. As of December 31, 2015, Mr. Moore held outstanding options to purchase 5,500 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock.

In August 2011, our board adopted a non-executive director compensation policy, which was amended in May 2014, pursuant to which the non-executive directors will be compensated for their service on our board including as members of the various committees of our board. The number of directors on our board is determined from time to time by our board, up to a maximum of ten directors. The material terms of the policy are as follows:

•	each non-executive director will receive an annual fee of $50,000 payable for the director’s service during the year;

•	the chairman of our board will receive an additional annual fee of $25,000 payable for that director’s service during the year;

•	each non-executive director who serves as either a member or chair of certain committees of our board will receive an additional annual fee for their work on such committee as either a member or chair as follows:

•	audit committee: chair ($15,000) and member ($3,000);

•	compensation committee: chair ($10,000) and member ($2,000); and

•	nominating and corporate governance committee: chair ($5,000) and member ($1,000).

These fees will be payable quarterly in arrears as of the last day of each fiscal quarter. Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board and any committee on which he or she serves.

Each of our non-executive directors received an initial grant of non-qualified options to purchase 13,000 shares of our common stock at the initial public offering price. These options were granted on August 1, 2011 to our then-serving non-executive directors and vest as to 20% of the shares on the first anniversary of the grant date and to an additional 1.667% of the total shares on the same day of each month thereafter until August 1, 2016, subject to the director’s continued service on our board.

Each non-executive director, if any, whose service on our board commences at or following our annual meeting of stockholders in 2013 shall be granted a non-qualified stock option to purchase 8,000 shares of our common stock under our 2011 Stock Plan on the date of his or her initial appointment or election to our board. Each such option shall vest over three years from the date of the grant in (i) one installment of 33% of the shares on the first anniversary of the date of the grant and (ii) 24 substantially equal monthly installments thereafter, each subject to the non-executive director’s continued service on our board.

In January 2014, at the recommendation of our compensation consultant, the board amended our non-executive director compensation policy to reflect that beginning in 2014, each non-executive director shall be granted a non-qualified stock option to purchase 1,000 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock under the 2011 Stock Plan each year. Each such award shall vest in full on the first anniversary of the grant date, each subject to the non-executive director’s continued service on our board. On March 21, 2016, the board of directors waived the 2016 annual grant of stock options to purchase 1,000 shares of our common stock and a restricted stock unit for 1,000 shares of our common stock under our 2011 Stock Plan to each of our non-executive directors under our current non-executive director compensation policy.

As a result of our listing on the ASX, all equity grants to directors are subject to shareholder approval under the ASX Listing Rules.

Unless otherwise specified by our board or the compensation committee at the time of grant, all options granted under this policy shall (i) have an exercise price equal to the fair market value of the Company’s common stock as determined pursuant to the 2011 Stock Plan on the date of grant and (ii) such options shall become exercisable in full immediately prior to a change of control of the Company. Our non-executive directors in Australia will also be subject to a six-month restriction on selling any of our common stock or CDIs following the exercise of their options.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with regard to shares authorized for issuance under our equity compensation plans as of December 31, 2015. As of December 31, 2015, we had two active equity compensation plans, each of which was approved by our stockholders:

•	Our 2003 Omnibus Stock Plan; and
•	Our 2011 Stock Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options or vesting of restricted stock units	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans[1]
Equity compensation plans approved by security holders	1,041,154	$23.92	921,969

Equity compensation plans not approved by security holders	–	$–	–

Total	1,041,154	$23.92	921,969

1.    Our 2011 Stock Plan allows for an annual increase in the number of shares available for issue commencing on the first day of each fiscal year during the period beginning in fiscal year 2012 and ending in fiscal year 2020. The annual increase in the number of shares shall be equal to the lowest of: (i) 500,000 shares; (ii) 4% of the number of common shares outstanding as of such date; and (iii) an amount determined by our board of directors or our compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 5, 2016, information regarding beneficial ownership of our common stock, and common stock held as CDIs, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days of April 5, 2016. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that the beneficial owners of the CDIs and common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 9,510,557 shares of outstanding common stock, or common stock equivalent CDIs, outstanding on April 5, 2016. Unless otherwise indicated, we deem shares subject to options that are exercisable within 60 days of April 5, 2016, to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Following our reverse stock split effected on April 9, 2015, because CDIs represent one-fiftieth of a share of our common stock, converting the number of CDIs owned by the person holding them into the equivalent number of shares of common stock may result in fractional shares of common stock. In the following table, the number of shares of common stock owned by each beneficial owner is rounded down to the nearest whole share of common stock.

Unless otherwise indicated in the table, the address of each of the individuals named below is: c/o GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Shareholders
Hunter Hall Investment Management Ltd. (1)	1,515,581	15.94%
M&G Investment Management Limited (2)	1,164,874	12.25%
Medtronic, Inc.(3)	782,308	8.23%
Advanced Technology Ventures and Affiliated Entities (4)	672,775	7.07%
UBS Group AG (5)	610,000	6.41%
Johnson & Johnson Development Corporation(6)	565,569	5.95%

Directors and Executive Officers
Jack E. Meyer (7)	40,925	*
Timothy J. Barberich(8)	17,206	*
Graham J. Bradley, AM(9)	16,930	*
Michael A. Carusi (10)	687,343	7.22%
Anne J. Keating(8)	18,734	*
Daniel J. Moore (11)	2,942	*
Scott Schorer(12)	—	—%
Michael D. Dale (13)	156,312	1.62%
Stuart A. Randle (14)	—	—%
Robert Solomon (15)	32,240	*
Karl-Heinz Blohm(16)	51,665	*
Robert W. Crane (14)	20,400	*
David Melanson(14)	—	—%
All directors and executive officers as a group (13 persons) (17)	1,044,697	10.66%

*	Indicates less than 1%.

(1)	Based upon the information provided by Hunter Hall Investment Management Ltd, Hunter Hall Value Growth Trust, Hunter Hall Global Deep Green Trust, Hunter Hall High Conviction Equities Trust, Hunter Hall Global Value Limited and Hampshire Associates in a Notice of Change of Interests of Substantial Holder (Form 604) filed with the ASX on October 22, 2015, reporting as of October 21, 2015. According to this Form 604, Hunter Hall Value Growth Trust owns 34,253,115 CDIs (equivalent to 685,062 shares of common stock), Hunter Hall Global Deep Green Trust owns 2,976,411 CDIs (equivalent to 59,528 shares of common stock), Hunter Hall High Conviction Equities Trust owns 8,714,657 CDIs (equivalent to 174,293 shares of common stock), Hunter Hall Global Value Limited owns 25,134,907 CDIs (equivalent to 502,698 shares of common stock) and Hampshire Associates owns 4,700,000 CDIs (equivalent to 94,000 shares of common stock). The address for Hunter Hall Investment Management Ltd is Level 2, 56 Pitt Street, Sydney NSW 2000 Australia.
(2)	Based upon the information provided by M&G Investment Management Limited (“MAGIM”), M&G Investment Funds (1), M&G Limited, M&G Group Limited, M&G Securities Limited and Prudential plc in a Notice of Change of Interests of Substantial Holder (Form 604) filed with the ASX on April 7, 2016, reporting as of April 5, 2016. According to this Form 604, each of MAGIM M&G Investments Funds (1) has shared voting power with respect to 58,243,737 CDIs (equivalent to 1,164,874 shares of common stock), shared dispositive power with respect to all of these shares, and sole voting and dispositive power with respect to none of these shares. The address for MAGIM is Laurence Pountney Hill, London EC4R 0HH, England.
(3)	Based upon the information provided by Medtronic, Inc. in a Schedule 13G/A filed on February 16, 2016, reporting as of January 26, 2015. According to this Schedule 13G/A, Medtronic, Inc. has sole voting power with respect to 782,308 shares of common stock, sole dispositive power with respect to all of these shares, and shared voting and dispositive power with respect to none of these shares. The address for Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.
(4)	Based upon the information provided by Advanced Technology Ventures to us on April 7, 2016 consists of (i) 540,968 shares held by Advanced Technology Ventures VII, L.P. (“ATV VII”), (ii) 21,709 shares held by Advanced Technology Ventures VII (B), L.P. (“ATV VII-B”), (iii) 10,434 shares held by Advanced Technology Ventures VII (C), L.P. (“ATV VII-C”), (iv) 3,223 shares held by ATV Entrepreneurs VII, L.P. (“ATV VII-E” and together with ATV VII, ATV VII-B, ATV VII-C, collectively referred to as the “ATV VII Entities”), (v) 90,344 shares held by Advanced Technology Ventures VI, L.P. (“ATV VI”), 5,766 shares held by ATV Entrepreneurs VI, L.P. (“ATV VI-E” and together with ATV VI, collectively referred to as the “ATV VI Entities”), and 331 shares held by ATV Alliance 2002, L.P. (“ATV Alliance”, which together with the ATV VI Entities and ATV VII Entities are collectively referred to as the “ATV Entities”). Voting and dispositive decisions of the ATV VII Entities are made by a board of six managing directors (the “ATV VII Managing Directors”), including Michael A. Carusi (one of our directors), each of whom disclaims beneficial ownership of the shares held by the ATV VII Entities. Voting and dispositive decisions of the ATV VI Entities are made by a board of five managing directors (the “ATV VI Managing Directors”), including Michael A. Carusi (one of our directors), each of whom disclaims beneficial ownership of the shares held by the ATV VI Entities. Each of ATV VII Entities and ATV VI Entities disclaims beneficial ownership of any shares held by any of the ATV Entities. The address for Advanced Technology Ventures is 500 Boylston Street, Suite 1380, Boston, MA 02116.
(5)	Based upon the information provided by UBS Group AG in a Schedule 13G filed on February 10, 2016, reporting as of December 31, 2015. According to this Schedule 13G, UBS Group AG has shared voting power with respect to 610,000 shares of common stock, shared dispositive power with respect to all of these shares, and sole voting and dispositive power with respect to none of these shares. The address for UBS Group AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.
(6)	Based upon the information provided by Johnson & Johnson Innovation – JJDC, Inc. (formerly known as Johnson & Johnson Development Corporation) to us on April 8, 2016, Johnson & Johnson Innovation – JJDC, Inc. has shared voting power with respect to 565,569 shares of common stock, shared dispositive power with respect to all of these shares, and sole voting and dispositive power with respect to none of these shares. The address for Johnson & Johnson Innovation – JJDC, Inc. is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.
(7)	Includes 13,884 shares subject to options exercisable within 60 days of April 5, 2016.
(8)	Includes 13,568 shares subject to options exercisable within 60 days of April 5, 2016. Although Mr. Schorer was not a named executive officer as of December 31, 2015, he was the chief executive officer of the Company as of April 5, 2016, and is therefore listed here.
(9)	Includes 12,568 shares subject to options exercisable within 60 days of April 5, 2016.

(10)	Includes the shares identified in footnote 4 and 13,568 shares subject to options exercisable within 60 days of April 5, 2016. Mr. Carusi is one of our directors and is a managing director of ATV Associates VII, L.L.C., the general partner of the funds affiliated with Advanced Technology Ventures, which exercises voting and dispositive power over these shares. Mr. Carusi disclaims beneficial ownership of the shares held by the ATV Entities, except to the extent of his proportionate pecuniary interest therein.
(11)	Includes 1,942 shares subject to options exercisable within 60 days of April 5, 2016.
(12)	No shares subject to options are exercisable within 60 days of April 5, 2016.
(13)	Includes 135,426 shares subject to options exercisable within 60 days of April 5, 2016.
(14)	No shares subject to options are exercisable within 60 days of April 5, 2016. Messrs. Randle, Crane and Melanson do not hold any options.
(15)	Includes 32,240 shares subject to options exercisable within 60 days of April 5, 2016.
(16)	Includes 51,665 shares subject to options exercisable within 60 days of April 5, 2016.
(17)	Includes 288,429 shares subject to options exercisable within 60 days of April 5, 2016.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the ASX, has furnished the following report:

The audit committee assists the board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board, which is available on our website at www.gidynamics.com. This committee reviews and reassesses our charter annually and recommends any changes to the board for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2015, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and Ernst & Young LLP, our independent registered public accounting firm;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of the GI Dynamics, Inc. Audit Committee

Graham J. Bradley, AM

Timothy J. Barberich

Anne J. Keating

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis. We received either a written statement from our directors and officers or know from other means that any required Forms 5 were filed or that no Forms 5 were required to be filed. At the date of this proxy statement, we had not received a written statement from Hunter Hall Investment Management Ltd. or M&G Investment Management Limited, greater than 10% stockholders, who did not file a Form 5.

AUDIT-RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2015, and 2014, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2015	2014
Audit fees(1)	$571,584	$441,871
Audit related fees	—	—
Tax fees(2)	21,500	23,000
All other fees	—	—

Total	$593,084	$464,871

(1) Audit fees for 2015 and 2014 were for professional services rendered for the audits of our financial statements, including accounting consultation, review of our Registration Statements on Form 10 and S-8, and reviews of our quarterly financial statements.

(2) Tax fees for 2015 and 2014 were for tax compliance, tax planning and tax advice, including preparation of our federal and state tax returns and international taxation advice.

Policy Regarding Pre-Approval of Audit and Permissible Non-audit Services Provided by the Independent Public Accountant

The audit committee is responsible for approving in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approving the fees and other terms of any such engagement. Of the services described above performed by Ernst & Young LLP in 2015 and 2014, all were pre-approved by the audit committee and in 2015 and 2014, no fees were paid under a de minimus exception that waives pre-approval for certain non-audit services.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Our bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our corporate secretary must be received at our principal executive offices not less than 45 days and no more than 75 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2017 Annual Meeting, such a proposal must be received by the Company on or after March 8, 2017 (U.S. Eastern Daylight Time) but no later than April 7, 2017 (U.S. Eastern Daylight Time). If the date of the 2017 Annual Meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the 2016 Annual Meeting, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 50 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2017 Annual Meeting. All stockholder proposals should be marked for the attention of Corporate Secretary, GI Dynamics, Inc., 25 Hartwell Avenue, Lexington, Massachusetts 02421, U.S.A.

LEXINGTON, MASSACHUSETTS

APRIL 29, 2016

gi Dynamics™

ARBN 151 239 388

LODGE YOUR VOTE

ONLINE

www.linkmarketservices.com.au

BY MAIL (in AUSTRALIA)

GI Dynamics, Inc.

C/- Link Market Services Limited

Locked Bag A14, Sydney South NSW 1235 Australia

BY MAIL (in USA)

GI Dynamics, Inc.

C/- American Stock Transfer and Trust Company LLC

Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 USA

BY HAND (in AUSTRALIA)

Link Market Services Limited

Level 12, 680 George Street, Sydney NSW 2000

BY HAND (in USA)

American Stock Transfer & Trust Company LLC

Operations Center, 6201 15th Avenue, Brooklyn, NY 11219

BY FAX

+61 2 9287 0309

ALL ENQUIRIES TO

Telephone: +61 1800 770 850 (free call within Australia)

CDI VOTING INSTRUCTION FORM

STEP 1

DIRECTION TO CHESS DEPOSITARY NOMINEES PTY LTD

I/We being a holder of CHESS Depositary Interests (CDIs) of GI Dynamics, Inc. (Company) hereby direct CHESS Depositary Nominees Pty Ltd (CDN) to vote the shares underlying my/our CDI holding at the Annual Meeting of Stockholders of the Company to be held at 9:00am Australian Eastern Standard Time on Monday, 23 May 2016, (which is 7:00pm on Sunday, 22 May 2016 U.S. Eastern Daylight Time) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000 Australia, and at any adjournment or postponement of that Annual Meeting, in accordance with the following directions. By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes in their discretion to vote in accordance with the directions set out below.

STEP 2

PROXY APPOINTMENT- this only needs to be completed if you wish to attend the Annual Meeting or appoint another person to attend the Annual Meeting

If you wish to attend the Annual Meeting in person or appoint another person or company other than CDN, who need not be a stockholder, to attend and act on your behalf at the Annual Meeting or any adjournment or postponement thereof, please insert your name(s) in this box.

Link will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Annual Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the Notice of Annual Meeting including any cut off time for receipt of valid proxies.

STEP 3

VOTING INSTRUCTIONS

Voting instructions will only be valid and accepted by CDN if they are signed and received no later than 72 hours before the Annual Meeting.

Please read the voting instructions overleaf before marking any boxes with an

Resolutions For Withhold

1.1 Re-elect as a Director, Timothy J. Barberich

1.2 Re-elect as a Director, Graham J. Bradley

If you do not mark the “FOR” or “WITHHOLD” box your vote will not be counted.

THE BOARD OF DIRECTORS OF GI DYNAMICS, INC. SOLICITS THIS CDI VOTING INSTRUCTION FORM.

STEP 4

SIGNATURE OF CDI HOLDERS - THIS MUST BE COMPLETED

CDI Holder 1 (Individual) Joint CDI Holder 2 (Individual) Joint CDI Holder 3 (Individual)

Sole Director and Sole Company Secretary Director/Company Secretary (Delete one) Director

Date: / / Date: / / Date: / /

This form should be signed by the CDI Holder in accordance with the instructions overleaf.

GID PRX1601N

HOW TO COMPLETE THIS CDI VOTING INSTRUCTION FORM

YOUR NAME AND ADDRESS

This is your name and address as it appears on the Company’s CDI register. If this information is incorrect, please make the correction on the form. CDI Holders sponsored by a broker should advise their broker of any changes. Please note: you cannot change ownership of your CDIs using this form.

DIRECTION TO CHESS DEPOSITARY NOMINEES PTY LTD

Each CHESS Depositary Interest (CDI) is evidence of an indirect ownership in the Company’s shares of common stock (Shares). Each CDI is equivalent to one-fiftieth of a Share of the Company so that every fifty (50) CDIs that you own as at 4:30pm Australian Eastern Standard Time on Monday,

11 April 2016 (which is 2:30am on Monday, 11 April 2016 U.S. Eastern

Daylight Time), entitles you to one (1) vote. The underlying Shares are registered in the name of CHESS Depositary Nominees Pty Ltd (CDN). As holders of CDIs are not the legal owners of the Shares, CDN is entitled to vote at the Annual Meetings of Stockholders on the instruction of the registered holders of the CDIs.

APPOINTMENT OF A PROXY

If you wish to attend the Annual Meeting in person or appoint some person or company other than CDN, who need not be a stockholder, to attend and act on your behalf at the Annual Meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the box in Step 2 of this form. Link will then send you a legal form of proxy which will grant you or the person specified by you the right to attend and vote at the Annual Meeting. Please remember that a legal proxy is subject to all terms and conditions that apply to proxies as outlined in the Notice of Annual Meeting including any cut off time for receipt of valid proxies.

SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual: where the holding is in one name, the holder must sign.

Joint Holding: where the holding is in more than one name, all of the holders should sign.

Power of Attorney: to sign under Power of Attorney, you must lodge the Power of Attorney with Link. If you have not previously lodged this document for notation, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: with respect to an Australian company, where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place. With respect to a U.S. company or other entity, this form may be signed by one officer. Please give full name and title under the signature.

LODGEMENT OF A CDI VOTING INSTRUCTION FORM

This CDI Voting Instruction Form (and any Power of Attorney under which it is signed) must be received at an address given below by

9:00am Australian Eastern Standard Time on Friday, 20 May 2016 (which is 7:00pm on Thursday, 19 May 2016 U.S. Eastern Daylight

Time), being not later than 72 hours before the commencement of the Annual Meeting. Any CDI Voting Instruction Form received after that time will be invalid.

CDI Voting Instruction Forms may be lodged using the reply paid envelope or:

ONLINE

www.linkmarketservices.com.au

Login to the Link website using the holding details as shown on the CDI Voting Instruction Form. Select ‘Voting’ and follow the prompts to lodge your vote. To use the online lodgement facility, stockholders will need their “Holder Identifier” (Securityholder Reference Number (SRN) or Holder Identification Number (HIN) as shown on the front of the CDI Voting Instruction Form).

QR Code

BY MOBILE DEVICE

Our voting website is designed specifically for voting online. You can now lodge your instruction by scanning the QR code adjacent or enter the voting link www.linkmarketservices.com.au into your mobile device. Log in using the Holder Identifier and postcode for your shareholding.

To scan the code you will need a QR code reader application which can be downloaded for free on your mobile device.

BY MAIL (in AUSTRALIA)

GI Dynamics, Inc.

C/- Link Market Services Limited

Locked Bag A14

Sydney South NSW 1235

Australia

BY MAIL (in USA)

GI Dynamics, Inc.

C/- American Stock Transfer and Trust Company LLC

Operations Center

6201 15th Avenue

Brooklyn, NY 11219 USA

BY FAX

+61 2 9287 0309

BY HAND (in AUSTRALIA)

delivering it to:

Link Market Services Limited*

Level 12, 680 George Street

Sydney NSW 2000

BY HAND (in USA)

American Stock Transfer & Trust Company LLC

Operations Center, 6201 15th Avenue, Brooklyn, NY 11219

* in business hours (Monday to Friday, 9:00am-5:00pm)

gi Dynamics™

ARBN 151 239 388

LODGE YOUR PROXY

ONLINE

www.linkmarketservices.com.au

BY MAIL (in AUSTRALIA)

GI Dynamics, Inc.

C/- Link Market Services Limited

Locked Bag A14, Sydney South NSW 1235 Australia

BY MAIL (in USA)

GI Dynamics, Inc.

C/- American Stock Transfer and Trust Company LLC

Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 USA

BY HAND (in AUSTRALIA)

Link Market Services Limited

Level 12, 680 George Street, Sydney NSW 2000

BY HAND (in USA)

American Stock Transfer & Trust Company LLC

Operations Center, 6201 15th Avenue, Brooklyn, NY 11219

BY FAX

+61 2 9287 0309

ALL ENQUIRIES TO

Telephone: +61 1800 770 850 (free call within Australia)

SECURITYHOLDER PROXY CARD

I/We being a member(s) of GI Dynamics, Inc. (Company) and entitled to attend and vote at the Annual Meeting hereby appoint:

STEP 1

APPOINT A PROXY

the Chairman of the Annual Meeting (mark box)

OR if you are NOT appointing the Chairman of the Annual Meeting as your proxy, please write the name of the person or body corporate you are appointing as your proxy or failing the person or body corporate named, or if no person or body corporate is named, the Chairman of the Annual Meeting, as my/our proxy to act on my/our behalf (including to vote in accordance with the following directions or, if no directions have been given and to the extent permitted by the law, as the proxy sees fit) at the Annual Meeting of Stockholders of the Company to be held at 9:00am Australian Eastern Standard Time on Monday, 23 May 2016, (which is 7:00pm on Sunday, 22 May 2016 U.S. Eastern Daylight Time) at the offices of KPMG, 10 Shelley Street, Sydney, NSW, 2000 Australia and at any postponement or adjournment of the Annual Meeting. The Chairman of the Annual Meeting intends to vote undirected proxies in favour of each item of business.

STEP 2

VOTING DIRECTIONS

Proxies will only be valid and accepted by the Company if they are signed and received no later than 48 hours before the Annual Meeting. Please read the voting instructions overleaf before marking any boxes with an

Resolutions

For

Withhold

1.1

Re-elect as a Director, Timothy J. Barberich

1.2

Re-elect as a Director, Graham J. Bradley

If you do not mark the “FOR” or “WITHHOLD” box your vote will not be counted.

THE BOARD OF DIRECTORS OF GI DYNAMICS, INC. SOLICITS THIS PROXY CARD.

STEP 3

SIGNATURE OF SECURITYHOLDERS - THIS MUST BE COMPLETED

Securityholder 1 (Individual)

Joint Securityholder 2 (Individual)

Joint Securityholder 3 (Individual)

Sole Director and Sole Company Secretary

Director/Company Secretary (Delete one)

Director

Date: / /

Date: / /

Date: / /

This form should be signed by the securityholder. If a joint holding, both securityholders should sign. If signed by the securityholder’s attorney, the power of attorney must have been previously noted by the registry or a certified copy attached to this form. If executed by a company, the form must be executed in accordance with the company’s constitution.

GID PRX1602N

HOW TO COMPLETE THIS SECURITYHOLDER PROXY CARD

YOUR NAME AND ADDRESS

This is your name and address as it appears on the Company’s security register. If this information is incorrect, please make the correction on this Proxy Card. Securityholders sponsored by a broker should advise their broker of any changes. Please note: you cannot change ownership of your securities using this Proxy Card.

APPOINTMENT OF A PROXY

If you wish to appoint the Chairman of the Annual Meeting as your proxy, mark the box in Step 1 of this Proxy Card. If the person you wish to appoint as your proxy is someone other than the Chairman of the Annual Meeting please write the name of that person in Step 1. If you leave this section blank, or your named proxy does not attend the Annual Meeting, the Chairman of the Annual Meeting will be your proxy. A proxy need not be a securityholder of the Company. A proxy may be an individual or a body corporate.

VOTES ON ITEMS OF BUSINESS - PROXY APPOINTMENT

You may direct your proxy how to vote by placing a mark in one of the boxes opposite each item of business. All your securities will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of securities you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on the items of business, your proxy may vote as he or she chooses. If you mark more than one box on an item your vote on that item will be invalid.

APPOINTMENT OF A SECOND PROXY

You are entitled to appoint up to two persons as proxies to attend the Annual Meeting and vote on a poll. If you wish to appoint a second proxy, an additional Proxy Card may be obtained by telephoning the Company’s security registry or you may copy this Proxy Card and return them both together.

To appoint a second proxy you must:

(a) on each of the first Proxy Card and the second Proxy Card state the percentage of your voting rights or number of securities applicable to that Proxy Card. If the appointments do not specify the percentage or number of votes that each proxy may exercise, each proxy may exercise half your votes. Fractions of votes will be disregarded.

(b) return both Proxy Cards together.

SIGNING INSTRUCTIONS

You must sign and date this Proxy Card as follows in the spaces provided: Individual: where the holding is in one name, the holder must sign. Joint Holding: where the holding is in more than one name, all of the holders should sign.

Power of Attorney: to sign under Power of Attorney, you must lodge the Power of Attorney with Link. If you have not previously lodged this document for notation, please attach a certified photocopy of the Power of Attorney to this Proxy Card when you return it.

Companies: with respect to an Australian company, where the company has a Sole Director who is also the Sole Company Secretary, this Proxy Card must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this Proxy Card must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place. With respect to a U.S. company or other entity, this Proxy Card may be signed by one officer. Please give full name and title under the signature.

LODGEMENT OF A PROXY CARD

This Proxy Card (and any Power of Attorney under which it is signed) must be received at an address given below by 9:00am Australian

Eastern Standard Time on Saturday, 21 May 2016 (which is 7:00pm on Friday, 20 May 2016 U.S. Eastern Daylight Time), being not later than 48 hours before the commencement of the Annual Meeting. Any Proxy Card received after that time will not be valid for the scheduled Annual Meeting.

Proxy Cards may be lodged using the reply paid envelope, or:

ONLINE www.linkmarketservices.com.au

Login to the Link website using the holding details as shown on the Proxy Card. Select ‘Voting’ and follow the prompts to lodge your vote. To use the online lodgement facility, securityholders will need their “Holder Identifier” (Securityholder Reference Number (SRN) or Holder Identification Number (HIN) as shown on the front of the Proxy Card).

BY MOBILE DEVICE

QR Code

Our voting website is designed specifically for voting online. You can now lodge your proxy by scanning the QR code adjacent or enter the voting link www.linkmarketservices.com.au into your mobile device. Log in using the Holder Identifier and postcode for your securityholding.

To scan the code you will need a QR code reader application which can be downloaded for free on your mobile device.

BY MAIL (in AUSTRALIA)

GI Dynamics, Inc.

C/- Link Market Services Limited

Locked Bag A14

Sydney South NSW 1235

Australia

BY MAIL (in USA)

GI Dynamics, Inc.

C/- American Stock Transfer and Trust Company LLC

Operations Center

6201 15th Avenue

Brooklyn, NY 11219 USA

BY FAX

+61 2 9287 0309

BY HAND (in AUSTRALIA)

delivering it to:

Link Market Services Limited*

Level 12, 680 George Street

Sydney NSW 2000

BY HAND (in USA)

American Stock Transfer & Trust Company LLC

Operations Center, 6201 15th Avenue, Brooklyn, NY 11219

* in business hours (Monday to Friday, 9:00am-5:00pm)

IF YOU WOULD LIKE TO ATTEND AND VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE BRING THIS PROXY CARD WITH YOU. THIS WILL ASSIST IN REGISTERING YOUR ATTENDANCE.